EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-165369 and 333-145424 of Ark Restaurants Corp. on Form S-8 of our report dated January 3, 2011, appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 2, 2010.

/s/ J.H.Cohn LLP

Jericho, New York January 3, 2011